UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 16, 2014, Bill Barrett Corporation (the “Company”) announced that it has definitive agreements in place with several purchasers for the sale or exchange of the majority of its Powder River Basin acreage and the sale of the Company’s remaining position in its Gibson Gulch natural gas program in the Piceance Basin. All of the transactions include producing wells associated with the acreage. The total value of the transactions (prior to customary closing adjustments) is $757 million, comprised of cash proceeds of approximately $568 million, an exchange of Powder River Basin acreage for Denver Basin acreage, and the assumption by a purchaser of certain payment obligations (see details below).

SUMMARY OF TRANSACTIONS

Powder River Basin

•	17,497 net acres sold in three transactions to Ballard Petroleum Holdings & Maurice W. Brown Oil & Gas LLC, Wold Energy Partners, LLC, and SM Energy Company for a total of $42.9 million.

•	29,015 net acres exchanged with Anschutz Exploration Company for 7,856 net acres, valued by the Company at $69 million, within the southern block of the Company’s operated Northeast Wattenberg area of the Denver Basin.

Gibson Gulch

•	12,000 net acres sold to Vanguard Operating LLC for $525 million, plus assumption, as of the scheduled closing date of September 30, 2014, of a lease financing obligation for compressor units of approximately $36 million, along with natural gas firm gathering and transportation obligations entailing future payments of $84 million.

The cash proceeds of approximately $568 million are subject to customary closing adjustments, including for post-effective date revenue and costs. The effective date for the sale or exchange of the bulk of the Powder River Basin assets is April 1, 2014, and the effective date for the Gibson Gulch sale is July 1, 2014. The transactions are subject to customary closing conditions and are scheduled to close by September 30, 2014. Closing of each transaction is independent of and not conditioned on closing of the other transactions.

Item 7.01.	Regulation FD Disclosure

On September 16, 2014, the Company issued a press release announcing the Company has entered into the definitive agreements described in Item 1.01. The press release is attached as Exhibit 99 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

99	Press Release, dated September 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2014	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President – General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Press Release, dated September 16, 2014.

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